UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2010

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modifications to Rights of Security Holders

On December 28, 2010, The Charles Schwab Corporation (the Company) terminated the Replacement Capital Covenant (the Covenant) that had been granted by the Company in October 2007 to the holders of its 6.375% Senior Notes due 2017 (the Notes).

Pursuant to Section 4(a) of the Covenant, the Covenant may be terminated by the written consent of holders of a majority in principal amount of the Notes. The Company commenced a consent solicitation on December 17, 2010, requesting that the holders of the Notes consent to the termination of the Covenant. The consent solicitation expired at 5:00 p.m., New York City time, on December 28, 2010, and as a result of the solicitation, holders of a majority in principal amount of the Notes consented to the termination of the Covenant. A copy of the Company's Termination of the Replacement Capital Covenant is attached hereto as Exhibit 4.1.

Item 8.01.    Other Events

On December 29, 2010, the Company issued a press release announcing the results of the Company's consent solicitation to the holders of its Notes and the termination of the Covenant. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits
4.1    Termination of the Replacement Capital Covenant, dated December 28, 2010
99.1   Press Release dated December 29, 2010 ("Schwab Announces Results of Consent Solicitation")

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation

Date: December 29, 2010	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated December 29, 2010 ("Schwab Announces Results of Consent Solicitation")
EX-4.1	Termination of the Replacement Capital Covenant, dated December 28, 2010